UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications of Rights of Security Holders.
On August 7, 2020, Callon Petroleum Company (“Callon” or the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse split (the “Reverse Stock Split”) of the shares of Callon’s common stock, par value $0.01 per share (the “Common Stock”), and to reduce the number of authorized shares of Common Stock to 52,500,000. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of Common Stock that would have otherwise resulted from the Reverse Stock Split were converted into the right to receive a cash payment, without interest and subject to applicable withholding taxes.
The Reverse Stock Split proportionately affected the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. All equity awards of the Company outstanding immediately prior to the Reverse Stock Split were proportionately adjusted.
The foregoing description of the Charter Amendment is not complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 8.01 Other Events.
The Company has outstanding warrants to purchase shares of Common Stock (the “Warrants”) expiring August 10, 2027, subject to certain customary adjustments from time to time upon the occurrence of certain events. In accordance with the terms of the Warrants, the Reverse Stock Split will result in an adjustment to the exercise price of the Warrants from $9.19 per share to $91.90 per share. The number of shares of Common Stock issuable upon exercise of each Warrant on August 7, 2020 shall be proportionately adjusted so that the holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Callon, effective August 7, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

August 7, 2020	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer